Exhibit 10.2

March 13, 2009

Mr. Harry Edelson
Chief Executive Officer
China Opportunity Acquisition Corp.
300 Tice Boulevard
Woodcliff Lake, NJ 07677

Dear Mr. Edelson:

Chardan Capital Markets, LLC (“Chardan”) is pleased to act as a financial advisor to China Opportunity Acquisition Corp. (the “Company”) in connection, SPAC closing services (the “Advisory Services”) with respect to a transaction or related series or combination of transactions involving a purchase of assets or outstanding stock (or securities convertible into stock) or a merger, acquisition or other business combination, including a recapitalization, a consolidation or a joint venture: in the nature of an acquisition (any or all of the foregoing, a “Transaction”). This letter agreement (the “Agreement”) sets forth the terms of our engagement.

1. Term, etc. The term (the “Term”) of this Agreement shall commence on the date hereof and shall continue through March 20, 2009. During the term, the Company shall notify Chardan immediately of any contacts with third parties with respect to the proposed Advisory Services. Notwithstanding anything to the contrary contained herein. the provisions concerning fees, unpaid fees, expenses, confidentiality, indemnification and contribution contained herein will survive any expiration or termination of this Agreement.

2. Fees. The Company shall pay to Chardan a $150,000.00 (One Hundred and Fifty Thousand Dollars) cash fee within three clays after the vote approving the merger by more than 60% of the total votes for the SPAC closing services. Such fee shall be payable by wire transfer or check acceptable to Chardan.

3. Expenses. The Company hereby agrees to reimburse Chardan for reasonable travel and other out-of-pocket expenses incurred in connection with Chardan’s engagement, including the reasonable fees and expenses of Chardan’s counsel, up to a maximum amount of $10,000.

4. Use of Information. The Company will furnish Chardan such written information as Chardan reasonably requests in connection with the performance of its services hereunder. The Company understands. acknowledges and agrees that, in performing its services hereunder, Chardan will use and rely entirely upon such information as well as publicly available information regarding the Company and other potential parties to a Transaction and that Chardan does not assume responsibility for independent verification of the accuracy or completeness of any information, whether publicly available or otherwise furnished to it, concerning the Company or otherwise relevant to a Transaction, including, without limitation, any financial information, forecasts or projections considered by Chardan in connection with the provision of its services.

5. Confidentiality and Publicity. In the event of the consummation or public announcement of any Transaction, Chardan shall have the right (i) to review and comments on the text of any such announcement, , and (ii) to disclose its participation in such Transaction, including, without limitation, the placement at its cost of “tombstone” advertisements in financial and other newspapers and journals.Any press release issued by the Company with respect to the consummation of a Transaction shall refer to Chardan as the Company’s special advisor with respect to such “Transaction. The parties hereto have executed or will execute a confidentiality agreement (the “NDA”) which will survive the execution of this Agreement.

6. Indemnity.

(a) In connection with the Company’s engagement of Chardan as its financial advisor, the Company hereby agrees to indemnify and hold harmless Chardan and its Affiliates, and the respective controlling persons, directors, officers, shareholders, agents and employees of any of (lie foregoing (collectively the “Indemnified Persons”), from and against any and all claims, actions, suits, proceedings (including those of shareholders). damages, liabilities and reasonable expenses incurred by any of them, including the reasonable fees and expenses of one counsel to all such parties (collectively a “Claim”), as incurred, which are (i) related to or arise out of (a) any actions taken or omitted to be taken (including any untrue statements made or any statements omitted to be made) by the Company, or (b) any actions taken or omitted to be taken by any Indemnified Person in connection with the Company’s engagement of Chardan, or (ii) otherwise relate to or arise out of Chardan’s activities on the Company’s behalf under Chardan’s engagement. and the Company shall reimburse any Indemnified Person for all expenses, as incurred, (including the reasonable fees and expenses of such counsel) incurred by such Indemnified Person in connection with investigating, preparing or defending any such Claim, action, suit or proceeding, whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party. The Company will not, however, be responsible for any Claim, which is finally judicially determined to have resulted from the gross negligence or willful misconduct of any person seeking indemnification for such Claim. The Company further agrees that no Indemnified Person shall have any liability to the Company for or in connection with the Company’s engagement of Chardan except for any Claim incurred by the Company as a result of such Indemnified Person’s gross negligence or willful misconduct.

(b) The Company further agrees that it will not, without the prior written consent of Chardan, settle, compromise or consent to the entry of any judgment in any pending or threatened Claim in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such Claim), unless such settlement, compromise or consent includes an unconditional, irrevocable release of each Indemnified Person from any and all liability arising out of such Claim.

(c) Promptly upon receipt by an Indemnified Person of notice of any complaint or the assertion or institution of any Claim with respect to which indemnification is being sought hereunder, such Indemnified Person shall notify the Company in writing of such complaint or of such assertion or institution, but failure to so notify the Company shall not relieve the Company from any obligation it may have hereunder, except and only to the extent such failure results in the forfeiture by the Company of substantial rights and defenses. If the Company so elects or is requested by such Indemnified Person, the Company will assume the defense of such Claim, including the employment of counsel reasonably satisfactory to such Indemnified Person and the payment of the reasonable fees and expenses of such counsel. In the event, however, that legal counsel to such Indemnified Person reasonably determines that having common counsel would present such counsel with a conflict of interest or if the defendant in, or target of, any such Claim, includes an Indemnified Person and the Company, and legal counsel to such Indemnified Person reasonably concludes that there may be legal defenses available to it or other Indemnified Persons different from or in addition to those available to the Company, then such Indemnified Person may employ its own separate counsel to represent or defend him, her or it in any such Claim and the Company shall pay the reasonable fees and expenses of such counsel. Notwithstanding anything herein to the contrary, if the Company fails timely or diligently to defend, contest, or otherwise protect against any Claim, the relevant Indemnified Party shall have the right, but not the obligation, to defend, contest, compromise, settle, assert crossclaims, or counterclaims or otherwise protect against the same, and shall be fully indemnified by the Company therefor, including without limitation, for the reasonable fees and expenses of its counsel and all amounts paid as a result of such Claim or the compromise or settlement thereof. In addition, with respect to any Claim in which the Company assumes the defense, the Indemnified Person shall have the right to participate in such Claim and to retain his, her or its own counsel therefor at his, her or its own expense.

(d) The Company agrees that if any indemnity sought by an Indemnified Person hereunder is held by a court to be unavailable for any reason then (whether or not Chardan is the Indemnified Person), the Company and Chardan shall contribute to the Claim for which such indemnity is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Company, on the one hand, and Chardan on the other, in connection with Chardan’s engagement referred to above, subject to the limitation that in no event shall the amount of Chardan’s contribution to such Claim exceed the amount of fees actually received by Chardan from the Company pursuant to Chardan’s engagement. The Company hereby agrees that the relative benefits to the Company, on the one hand, and Chardan on the other, with respect to Chardan’s engagement shall be deemed to be in the same proportion as (a) the total value paid or proposed to be paid or received by the Company or its stockholders as the case may be, pursuant to the Transaction (whether or not consummated) for which Chardan is engaged to render services bears to (b) the fee paid or proposed to be paid to Chardan in connection with such engagement.

(e) The Company’s indemnity, reimbursement and contribution obligations under this Agreement (a) shall be in addition to, and shall in no way limit or otherwise adversely affect any rights that any Indemnified Party may have at law or at equity and (b) shall be effective whether or not the Company is at fault in ally way,

7. Limitation of Engagement to the Company. The parties hereto acknowledge that Chardan has been retained solely as an advisor to the Company, and not as an agent of the Company, and that the Company’s engagement of Chardan is as an independent contractor and not in any fiduciary or other capacity. Neither this engagement, nor the delivery of any advice in connection with this engagement, is intended to confer rights upon any persons not a party hereto.  Chardan shall not have the authority to make any commitment binding on the Company.  The Company, in its sole discretion, shall have the right to reject any Transaction introduced to it by Chardan.

8. Limitation of Chardan’s Liability to the Company.                                                                                                           Chardan and the Company further agree that neither Chardan nor any of its affiliates or any of their respective officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fee, damages, liabilities, costs, expenses or equitable rclief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by Chardan and that are finally judicially determined to have resulted solely from the gross negligence or willful misconduct of Chardan.

9. Governing Law; Costs. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein. Any disputes which arise under this Agreement will be heard only in the state or federal courts located in the City of New York, State of New York. The parties hereto expressly agree to submit themselves to the jurisdiction of the foregoing courts in the City of New York, State of New York. The parties hereto expressly waive any rights they may have to contest the jurisdiction, venue or authority of any court sitting in the City and State of New York.  In the event of the bringing of any action, proceeding or suit by a party hereto against the other party hereto, arising out of or relating to this Agreement, the party in whose favor the final judgment or award shall be entered shall be entitled to have and recover from the other party the costs and expenses incurred in connection therewith, including its reasonable attorneys’ fees. Any rights to trial by jury with respect to any such action, proceeding or suit are hereby waived by Chardan and the Company.

10. Notices. All notices hereunder will be in writing and sent by certified mail, hand delivery, overnight delivery or fax, if sent to Chardan, to Chardan Capital Markets, LLC, 17 State Street, 16th Floor, New York, NY 10004, fax number (646) 465-9091, Attention: General Counsel, and if sent to the Company, to the address set forth on the first page, fax number________, Attention: __________.  Notices sent by certified mail shall be deemed received five days thereafter, notices sent by hand delivery or overnight delivery shall be deemed received on the date of the relevant written record of receipt, and notices delivered by fax shall be deemed received as of the date and time printed thereon by the fax machine.

11. Waiver of Any Rights to the Trust Fund. Chardan agrees that, notwithstanding anything to the contrary in this Agreement, it does not now have, and shall not at any time prior to the Closing have, any rights, title, interest or claim of any kind in or to, or make any claim of any kind against, monies held in the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between Chardan, on the one hand, and the Company, on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 15 as the “Trust Claims”). Notwithstanding anything to the contrary in this Agreement, Chardan hereby irrevocably waives any Trust Claim it may have, now or in the future, and will not seek recourse against, the Trust Fund for any reason whatsoever in respect thereof. In the event that Chardan or any of its Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to the Company, which proceeding seeks, in whole or in part, relief against the Trust Fund or the public: stockholders of the Company for money damages, the Company shall be entitled to recover from Chardan the associated legal fees and costs in connection with any such action, in the event the Company prevails in such action or proceeding

12. Miscellaneous. This Agreement shall not be modified or amended except in writing signed by Chardan and the Company. This Agreement shall be binding upon and inure to the benefit of both Chardan and the Company and their respective assigns, successors, and legal representatives. This Agreement (along with the NDA, if any) and the Form of Vendor Letter attached hereto constitute the entire agreement of Chardan and the Company with respect to the subject matter hereof and supersede any prior agreements. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect, and the remainder of the Agreement shall remain in full force and effect. This Agreement may be executed in counterparts (including facsimile  counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

In acknowledgment that the foregoing correctly sets forth the understanding reached by Chardan and the Company, please sign in the space provided below, whereupon this letter shall constitute a binding, Agreement as of the date indicated above.

Very truly yours, CHARDAN CAPITAL MARKETS, LLC

By:	/s/
Name: Kerry Proppcr
Title: Chief Executive Officer

Accepted and Agreed to as of
the date first written above:

CHINA OPPORTUNITY ACQUISITION CORP.

By:	/s/
Name: Harry Edelson
Title: Chief Executive Officer